UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 28, 2008

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100
(Registrant's telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (b) & (c)      DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On October 28, 2008, The Procter & Gamble Company (the “Company”) announced that Clayton C. Daley, Jr., Vice Chairman and Chief Financial Officer, will retire effective September 16, 2009. The Company also announced that Jon R. Moeller (44), currently Vice President & Treasurer, has been elected to succeed Mr. Daley as Chief Financial Officer effective January 1, 2009.

During the past five years, Mr. Moeller held the following positions at the Company:  Vice President & Treasurer (July 2007-present), Vice President – Finance & Accounting, P&G Beauty & Health (June 2006-June 2007), Vice President – Finance & Accounting, P&G Beauty (June 2005-June 2006), Manager – Finance, Global Beauty Care (July 2004-June 2005), and Manager – Finance & Accounting, Global Beauty & Feminine Care and Global Health Care (February 2003-June 2004).

In addition, Mr. Moeller’s wife, Lisa Sauer, is a long-tenured employee of the Company who currently holds the position of Manager in our Oral Care business.  Her total compensation in the last year was approximately $750,000, consisting of salary, bonus, equity grants and retirement benefits. Her compensation is consistent with the Company’s overall compensation principles based on her years of experience and position within the Company.

The Company is filing this 8-K pursuant to Item 5.02(b) and (c), "Departure of Certain Officers; Appointment of Certain Officers."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:   /s/ EJ Wunsch
   E. J. Wunsch
  Assistant Secretary
      October 31, 2008
EXHIBIT(S)
99.    News Release by The Procter & Gamble Company dated October 28, 2008